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                             ARTICLES SUPPLEMENTARY

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                      LORD ABBETT MID-CAP VALUE FUND, INC.


          LORD ABBETT MID-CAP VALUE FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

          SECOND: The Corporation presently has authority to issue 150,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $150,000. The Board of Directors has previously classified and designated 90,000,000 authorized shares as Class A shares, 15,000,000 authorized shares as Class B shares, 15,000,000 authorized shares as Class C shares, 15,000,000 authorized shares as Class P shares, and 15,000,000 as Class Y shares. In accordance with ss.2-105(c) of the Maryland General Corporation Law, the number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 500,000,000, of the par value $.001 each, having an aggregate par value of $500,000,

          THIRD: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 350,000,000 newly authorized but unissued shares, as follows: (i) 210,000,000 shares to Class A resulting in a total of 300,000,000 authorized Class A shares, (ii) 70,000,000 shares to Class B resulting in a total of 85,000,000 authorized Class B shares, (iii) 70,000,000 to Class C resulting in a total of 85,000,000 authorized Class C shares. The number of authorized Class P shares remains at 15,000,000 and the number of authorized Class Y shares remains at 15,000,000.

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          FOURTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified or reclassified as specified an Article Second above shall be invested in the same investment portfolio of the Corporation as shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in
Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

          FIFTH: The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on June 28, 2001.


                                            LORD ABBETT MID-CAP VALUE FUND, INC.

                                            By:  /s/ PAUL A. HILSTAD
                                                 -------------------
                                                 Paul A. Hilstad
                                                 Vice President & Secretary


WITNESS:


/s/ CHRISTINA T. SIMMONS
------------------------
Christina T. Simmons
Vice President and Assistant Secretary

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          THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT MID-CAP
VALUE FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                 /s/ PAUL A. HILSTAD
                                                 -------------------
                                                 Paul A. Hilstad
                                                 Vice President & Secretary

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